Exhibit 99.1
Philip F. Murtaugh
[address]
January 21, 2011

Mr. Robert E. Rossiter	Mr. Henry Wallace
Chief Executive Officer and	Non-Executive Chairman of the
President	Board of Directors
Lear Corporation	Lear Corporation
21557 Telegraph Road	21557 Telegraph Road
Southfield, Michigan 48033	Southfield, Michigan 48033
Gentlemen:
     As announced today, I have been appointed the CEO of Coda Automotive of Santa Monica, California. Given this new responsibility, I must regrettably resign from the Board of Directors of Lear Corporation, effective immediately.
     I have thoroughly enjoyed my time working as a director of Lear Corporation and wish the company continued success.

Very truly yours,
/s/ Philip F. Murtaugh
Philip F. Murtaugh